EXHIBIT 10.103
                            AGREEMENT

     The undersigned parties agree as follows:

      1.    Electrosource, Inc. ("ELSI") will pay Robert Trembath
("Trembath") and Cold Services, Inc. ("CSI") the sum  of  $40,000
in two installments, payable as follows:

        a.  $15,000 to Trembath, on or before December 21, 1995.

        b.  $25,000 to CSI, on or before January 5, 1996.

      2. ELSI will pay CSI a 4% finder's fee for financing obtained by ELSI through the following four entities: Edmund McMullen, Salem/Old Colony Leasing (equipment leasing), Bankers Capital (loans) and La Jolla Capital. The 4% fee will be calculated based on the net proceeds ELSI receives from these sources as and when received. The parties agree that ELSI is free to use or not these sources, based on its own business judgment. As to each of these four sources of potential financing, the 4% fee will apply only if ELSI enters into a financing transaction with that source on or before August 31, 1996. For each of these four sources, if ELSI does enter into a financing transaction on or before August 31, 1996, then as to that company, the 4% fee will apply to all its financing transactions with ELSI unless a period of six months elapses during which ELSI has no financing contractual relationship with such company. Trembath and CSI further agree that in the event either of them wants to submit a proposal for ELSI to La Jolla Capital, he will first obtain ELSI's written approval through ELSI's General Counsel.

      3. Trembath and CSI hereby release and forever discharge ELSI, its officers, directors, employees, and agents from all claims or causes of action, whether know or unknown, and accrued or unaccrued, arising out of any consulting relationship, any written or oral agreement, services rendered, expenses incurred, or any other basis, except claims that arise out of obligations created by this agreement. This release also specifically includes any claims related to consulting services in connection with possible future plants in Sacramento or Los Angeles, California.

      4. ELSI hereby releases and forever discharges Trembath and CSI, its officers, directors, employees, and agents from all known claims or causes of action, arising out of any consulting relationship, any written or oral agreement, services rendered, expenses incurred, or any other basis, except claims that arise out of obligations created by this agreement. This release also specifically includes any claims related to consulting services in connection with possible future plants in Sacramento or Los Angeles, California.

      5. Trembath agrees that he will not talk to ELSI employees to interfere with ELSI business and will not talk to actual or potential customers or finance providers (except as provided in paragraph 2 above) about ELSI and will not represent himself as a consultant to or having any relationship with ELSI. He further agrees that he will not personally represent other entities or persons in any negotiations with ELSI, other than to represent the direct interests of himself and his wife.

     6. The parties specifically agree that all prior written and oral agreements related to consulting, commissions, finder's fees or any other subject between CSI and ELSI and between Trembath and ELSI are hereby terminated and superseded by this agreement.

      7.  The parties agree that neither party will disparage the
other.   In  the  event this paragraph 7 agreement is  materially
breached by Trembath, then ELSI will be entitled to a refund of the $40,000 payment described in paragraph 1 above.

     8. Trembath represents to ELSI that he has full authority to enter into this agreement without any consent or approval of his spouse.

DATED:  December 19, 1995.

ELECTROSOURCE, INC.                COLD SERVICES, INC.

             /S/                             /S/
By:    James M. Rosel              By:  Robert Trembath
Its:   Vice President and          Its: President
        General Counsel
                                            /S/
                                   Robert Trembath, individually